UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007 (December 18, 2007)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of principal executive offices)	(Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2006, Gordon F. Brunner, a member of Class II of the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”) announced his intent to retire from the Registrant’s Board of Directors. Mr. Brunner intends to retire for personal reasons and not because of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Brunner will continue to serve as a Class II director until the Registrant’s next regularly scheduled Board of Directors’ Meeting. The Registrant anticipates that, by the time of or shortly after the next regularly scheduled Board of Directors’ Meeting, an individual will be identified for consideration and recommendation by the Governance and Nominating Committee, and appointment by the Registrant’s Board of Directors, to fill the vacancy created by Mr. Brunner’s retirement in accordance with the Registrant’s code of regulations and other governing documents.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: December 20, 2007	By:	/s/ David C. Evans
		Name:	David C. Evans
		Title:	Executive Vice President and Chief Financial Officer